Definitive Agreement Presentation For: Summit Bancshares, Inc.



May 6, 2013

DAVIDSON COMPANIES | D.A. Davidson & Co. member SIPC

SUMMIT BANK

Boston | Chicago | Denver | Great Falls | Minneapolis | Orange County | Portland | Salt Lake City | Seattle
www.davidsoncompanies.com/ecm

Table of Contents

1. Transaction Overview

Consideration Summary

- Base total deal consideration of $40.6 million with $38.9 million for common shareholders and $1.7 million for option holders
- Additional consideration of $1.3 million is to be received as a dividend prior to closing related to earnings prior to closing, less expenses and including the capital impact of recent options exercise

	Gross Amount ($000s)	Price / Min. TBV	Price / 8.00% Core Capital	Price / LTM EPS (45% Tax Rate)
Before Dividend Prior to Closing:				
Deal Value - Common SH (Before Dividend)	$ 38,899			
Consideration for Option Holders	$ 1,701			
Total Base Deal Value (Before Dividend)	$ 40,600	174.6%	183.2%	19.8x
Add: Estimated Add'l Dividend Income*	$ 1,308			
Deal Value - Common SH (After Dividend)	$ 40,206			
Consideration for Option Holders	$ 1,701			
Total Deal Value (After Dividend)	$ 41,908	180.2%	189.5%	20.4x

Other Assumptions

	Amount
Common Shares Outstanding	220,560
# of Options Outstanding	17,575
Weighted Avg. Strike Price	$ 87.28
Minimum Tangible Common Equity	$ 23,251
Last Twelve Month Earnings	$ 3,736
Last Twelve Month Earnings (45% Tax Rate)	$ 2,055
8.00% Core Capital	20,847

Break-Up Fee

	Amount
Break-Up Fee	$ 1,975
% of Base Deal Value ($40.6M)	4.86%
% of Total Deal Value (After Dividend)	4.71%

Source: SNL Financial, as of 5/3/2013

*Based on $2.25 million of earnings through closing less expenses incurred of $250 thousand, plus $208 thousand of new capital from recent options exercise, with a 45% tax rate applied

Price / Minimum Tg. Book Value at Closing


182.0%
180.0%
178.0%
176.0%
174.0%
172.0%
170.0%
174.6%
180.2%
Total Base Deal Value (Before Dividend)
Total Deal Value (After Dividend)
Price / Min. TBV

Price / Earnings Multiple (Tax-Adj.)


20.6x
20.4x
20.2x
20.0x
19.8x
19.6x
19.4x
19.8x
20.4x
Total Base Deal Value (Before Dividend)
Total Deal Value (After Dividend)
Price / LTM EPS (45% Tax Rate)

SUMMIT BANK

Variable Exchange Ratio with Collar

The price collar sets the minimum and maximum issuance price to calculate the shares issued to CBSH shareholders at closing

- The cash component to deal consideration is strictly related to earnings before closing net of expenses with an estimated amount of $1.3 million (after taxes)
- If CBSH's measured stock price is between $36.59 and $40.59, then shares issued to Summit shareholders will fluctuate with CBSH's stock price accordingly (deal value is fixed at $40.6 million)
  - If the measured stock price is below $36.59, the shares issued will not be greater than 1,109,593 (deal value decreases with CBSH's stock price)
  - If the measured stock price is above $40.59, the shares issued will not be less than 1,000,246 (deal value increases with CBSH's stock price)



Variable Deal Value
Fixed Deal Value
Variable Deal Value
Deal Value ($MM)
$43.8
$41.8
$40.1
Maximum shares issued of 1.11 million
Minimum shares issued of 1.00 million
$35.0
$36.59
$38.59
$40.59
$42.50
CBSH Measured Stock Price

Pricing Table

	CBSH Stock Price	Shares Issued	Stock Value ($000s)	Cash Consid. ($000s)	Aggregate Deal Value ($000s)	Per Diluted Share	Mixture Stock %	Mixture Cash %
Variable Deal Value	$35.00	1,109,593	$38,836	$1,308	$ 40,143	$175.02	96.7%	3.3%
	$35.50	1,109,593	$39,391	$1,308	$ 40,698	$177.35	96.8%	3.2%
	$36.00	1,109,593	$39,945	$1,308	$ 41,253	$179.67	96.8%	3.2%
	$36.50	1,109,593	$40,500	$1,308	$ 41,808	$182.00	96.9%	3.1%
Fixed Deal Value	$36.59	1,109,593	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$37.00	1,097,297	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$37.50	1,082,667	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$38.00	1,068,421	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$38.50	1,054,545	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$39.00	1,041,026	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$39.50	1,027,848	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$40.00	1,015,000	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$40.50	1,002,469	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
	$40.59	1,000,246	$40,600	$1,308	$ 41,908	$182.42	96.9%	3.1%
Variable Deal Value	$41.00	1,000,246	$41,010	$1,308	$ 42,318	$184.15	96.9%	3.1%
	$41.50	1,000,246	$41,510	$1,308	$ 42,818	$186.25	96.9%	3.1%
	$42.00	1,000,246	$42,010	$1,308	$ 43,318	$188.35	97.0%	3.0%
	$42.50	1,000,246	$42,510	$1,308	$ 43,818	$190.45	97.0%	3.0%

Note: All dollars in thousands, except per share

SUMMIT BANK

Precedent M&A Transactions - Nationwide

Selection Criteria

- Select target banks headquartered nationwide
- Transactions announced since 1/1/2011
- Includes banks with total assets between $100 million and $2.0 billion
- Includes banks with NPAs / total assets less than 3.00%
- Includes banks with last twelve months ROAA exceeding 0.70%
- Excludes transactions without pricing information
- Includes 16 transactions
- Sorted by announcement date

Target Information			Buyer Information			Deal Profile		Valuation			Operating Financials for Target Company							
Announce Date	Name	State	Name	State	Assets ($M)	Deal Value ($M)	Cash/Stock Mix	Price / TBV	Price / EPS	Core Dep. Prem.	Assets ($M)	ROAA	ROAE	TCE Ratio	Core Dep. %	Effic. Ratio	NPAs / Assets	LLR / NPLs
3/26/2013*	FC Banc Corp.	OH	CNB Financial Corporation	PA	$ 1,773.1	$ 40.5	Mix	118.4%	11.3x	2.26%	$ 367.4	1.01%	10.76%	9.26%	86.2%	70.7%	0.77%	115.6%
3/17/2013*	Bradley Bancorp	NE	CBTCO Bancorp	NE	NA	$ 12.3	Mix	130.1%	20.5x	3.42%	$ 102.6	0.82%	9.04%	9.16%	98.3%	68.3%	0.73%	161.3%
2/25/2013*	Wheatland Bankshares, Inc.	WY	Glacier Bancorp, Inc.	MT	$ 7,747.4	$ 38.8	Mix	149.6%	11.3x	5.80%	$ 280.7	1.18%	12.97%	9.11%	89.0%	55.1%	0.16%	666.0%
11/05/2012*	New Traditions National Bank	FL	Old Florida Bancshares, Inc.	FL	$ 649.1	$ 45.0	Stock	100.7%	11.4x	0.08%	$ 455.2	0.90%	9.56%	9.82%	92.2%	54.8%	0.46%	NM
10/22/2012	Annapolis Bancorp, Inc.	MD	F.N.B. Corporation	PA	$ 11,984.9	$ 50.5	Stock	160.5%	16.4x	NA	$ 437.5	0.70%	8.40%	7.05%	89.2%	66.6%	1.91%	97.8%
10/07/2012	Alliance Financial Corporation	NY	NBT Bancorp Inc.	NY	$ 5,967.6	$230.7	Stock	212.2%	19.1x	12.37%	$ 1,422.8	0.84%	8.63%	7.85%	89.1%	69.7%	0.62%	101.1%
9/21/2012	Coppermark Bancshares, Inc.	OK	Prosperity Bancshares, Inc.	TX	$ 13,712.1	$194.4	Mix	158.8%	13.1x	6.92%	$ 1,325.0	1.16%	12.68%	9.24%	88.2%	56.8%	1.71%	138.4%
8/03/2012	PSB Financial Corporation	LA	MidSouth Bancorp, Inc.	LA	$ 1,394.8	$ 40.0	Mix	113.9%	13.7x	1.22%	$ 495.1	0.74%	7.76%	9.57%	95.9%	73.3%	1.59%	51.1%
8/02/2012	First National Bank of Canton	TX	Overton Financial Corporation	TX	$ 1,626.1	$ 17.0	Cash	149.9%	17.7x	5.04%	$ 125.8	1.23%	13.31%	9.02%	98.4%	66.4%	1.69%	410.0%
7/06/2012*	Luzerne National Bank Corporation	PA	Penns Woods Bancorp, Inc.	PA	$ 840.6	$ 46.1	Mix	165.0%	20.3x	7.51%	$ 306.3	0.76%	8.40%	9.11%	90.0%	68.7%	1.28%	81.7%
3/07/2012	State Bank & Trust Company	MT	Bank of Commerce	ID	$ 833.2	$ 9.7	Cash	100.8%	16.4x	0.09%	$ 100.1	0.97%	9.87%	9.62%	95.2%	75.5%	2.96%	35.6%
2/21/2012	Northstar Financial Corporation	TX	Carlile Bancshares, Inc.	TX	$ 293.0	$114.5	Cash	174.4%	18.2x	7.41%	$ 949.8	1.08%	15.55%	6.92%	77.9%	66.8%	2.00%	140.9%
10/10/2011	Freestar Bank, National Association	IL	First Financial Corporation	IN	$ 2,502.0	$ 47.0	Cash	165.0%	13.7x	6.26%	$ 401.8	1.27%	12.48%	9.29%	92.2%	66.2%	1.68%	48.1%
9/08/2011	Home State Bancshares, Inc.	KS	Goering Management Company, LLC	KS	$ 254.1	$ 18.5	Cash	153.4%	25.6x	7.35%	$ 131.1	0.89%	10.69%	8.79%	83.2%	76.6%	1.51%	58.4%
6/22/2011	Rose Hill Bancorp., Inc.	KS	American State Bancshares, Inc.	KS	$ 376.0	$ 29.0	Mix	146.0%	11.8x	5.83%	$ 248.5	1.14%	11.54%	9.96%	70.4%	56.4%	0.88%	177.3%
4/28/2011	State Bancorp, Inc.	NY	Valley National Bancorp	NJ	$ 14,363.8	$266.9	Mix	188.2%	23.3x	NA	$ 1,579.7	0.70%	7.38%	7.67%	85.0%	60.7%	2.46%	70.9%
Median					**$ 1,626.1**	**$ 42.8**		**151.6%**	**16.4x**	**5.82%**	**$ 384.6**	**0.94%**	**10.28%**	**9.14%**	**89.1%**	**66.7%**	**1.55%**	**101.1%**
Average					$ 4,287.9	$ 75.0		149.2%	16.5x	5.11%	$ 545.6	0.96%	10.56%	8.84%	88.8%	65.8%	1.40%	156.9%
Maximum					$ 14,363.8	$266.9		212.2%	25.6x	12.37%	$ 1,579.7	1.27%	15.55%	9.96%	98.4%	76.6%	2.96%	666.0%
Minimum					$ 254.1	$ 9.7		100.7%	11.3x	0.08%	$ 100.1	0.70%	7.38%	6.92%	70.4%	54.8%	0.16%	35.6%

Source: SNL Financial, as of 5/3/2013

Note: Operating financials for target company based on quarter-end prior to announcement. Performance ratios measured over last twelve month period

*Indicates transaction is pending

Note: All dollars in thousands

DAVIDSON COMPANIES D.A. Davidson & Co. member SIPC

Oklahoma Whole Bank M&A – Since 2008

Selection Criteria

- List of all Whole Bank M&A transactions in Oklahoma since January 2008
- Includes only transactions where pricing information is available

			Buyer Information			Deal Profile		Valuation			Operating Financials for Target Company							
Announce Date	Target Name	Target State	Name	State	Assets ($M)	Deal Value ($M)	Cash/ Stock Mix	Price / TBV	Price / EPS	Core Dep. Prem.	Assets ($M)	ROAA	ROAE	TCE Ratio	Core Dep. %	Eff. Ratio	NPAs / Assets	LLR / NPLs
4/18/2013*	Tulsa National Bancshares, Inc.	OK	CrossFirst Holdings, LLC	KS	$ 560.6	$ 25.0	Cash	133.8%	NM	4.94%	$ 163.9	0.42%	3.59%	11.92%	93.2%	67.8%	3.44%	67.5%
1/15/2013	Grand Savings Bank	OK	Investor group		NA	$ 21.8	Cash	127.0%	12.8x	3.45%	$ 232.4	1.58%	16.26%	10.16%	93.1%	63.7%	1.45%	130.7%
12/13/2012*	First State Bank	OK	Security Bancshares Corporation	OK	$ 109.8	$ 5.5	Cash	96.9%	NM	-0.53%	$ 41.4	-0.10%	-0.70%	13.60%	93.1%	105.6%	0.36%	667.7%
10/11/2012*	S G Bancshares, Inc.	OK	Investor group	OK	NA	$ 4.8	Cash	102.3%	21.4x	0.34%	$ 40.6	0.70%	5.75%	11.65%	90.9%	72.5%	0.05%	357.1%
9/21/2012	Coppermark Bancshares, Inc.	OK	Prosperity Bancshares, Inc.	TX	$13,712.1	$194.4	Mix	158.8%	13.1x	6.92%	$ 1,325.0	1.16%	12.68%	9.24%	88.2%	56.8%	1.71%	138.4%
9/20/2012	Highland Ban-Corp., Inc.	OK	American Bancorporation, Inc.	OK	$ 792.6	$ 7.0	Cash	140.1%	23.7x	3.37%	$ 66.0	0.74%	9.34%	7.57%	97.4%	77.5%	0.78%	155.7%
9/07/2012	Sulphur Community Bancshares, Inc.	OK	Vision Bancshares, Inc.	OK	$ 528.6	$ 10.6	Cash	127.4%	11.1x	2.75%	$ 95.3	1.64%	18.65%	8.70%	97.6%	67.8%	0.52%	163.6%
7/27/2012	Osage Bancshares, Inc.	OK	American Bancorporation, Inc.	OK	$ 790.8	$ 28.1	Cash	124.0%	27.3x	8.16%	$ 153.9	0.67%	4.21%	14.44%	67.3%	67.5%	0.62%	61.3%
4/06/2011	FBC Financial Corporation	OK	BancFirst Corporation	OK	$ 5,060.2	$ 25.8	Cash	102.3%	8.3x	0.39%	$ 264.8	1.25%	12.46%	9.53%	82.9%	52.7%	1.40%	50.4%
7/13/2010	Union National Bancshares, Inc.	OK	BancFirst Corporation	OK	$ 4,508.8	$ 18.2	Cash	162.7%	15.0x	7.55%	$ 131.5	1.65%	16.69%	10.32%	79.5%	55.8%	0.90%	113.8%
6/23/2009	Healthcare Bancorp, Inc.	OK	Cache Holdings, Inc.	OK	$ 56.3	$ 8.1	Cash	175.9%	NM	13.39%	$ 56.3	-5.01%	-57.47%	7.92%	50.4%	118.4%	4.90%	36.6%
6/15/2009	First Keyes Bancshares, Incorporated	OK	Investor group	OK	NA	$ 4.5	Cash	218.2%	NM	11.50%	$ 39.3	-0.53%	-8.09%	7.14%	75.3%	107.5%	3.05%	35.7%
11/26/2008	MidWest Community Financial Corporation	OK	FSB Investments, LLC	OK	$ 21.6	$ 5.8	Cash	155.3%	NM	26.73%	$ 21.6	0.64%	1.71%	28.94%	91.8%	81.3%	1.52%	66.9%
Median					**$ 675.7**	**$ 10.6**		**133.8%**	**14.0x**	**4.94%**	**$ 95.3**	**0.70%**	**5.75%**	**10.16%**	**90.9%**	**67.8%**	**1.40%**	**113.8%**
Average					$ 2,614.1	$ 27.7		140.4%	16.6x	6.84%	$ 202.5	0.37%	2.70%	11.63%	84.7%	76.5%	1.59%	157.3%
Maximum					$13,712.1	$194.4		218.2%	NM	26.73%	$ 1,325.0	1.65%	18.65%	28.94%	97.6%	118.4%	4.90%	667.7%
Minimum					$ 21.6	$ 4.5		96.9%	NM	-0.53%	$ 21.6	-5.01%	-57.47%	7.14%	50.4%	52.7%	0.05%	35.7%

Source: SNL Financial, data as of most recent quarter prior to announcement

CBSH Company Overview

SUMMIT BANK

General Company Information

Company Overview	
Exchange / Ticker	NASDAQ / CBSH
Market Capitalization ($M)	$3,628.7
Chief Executive Officer	David W. Kemper
City, State	Kansas City, MO
Established	1968
# of Offices	200
# of Full-Time Equiv. Employees	4,725

Branch Map



Sioux Falls
Madison
Rockford
Chicago
IOWA
Des Moines
NEBRASKA
Cheyenne
Denver
Lincoln
Omaha
St. Joseph
KANSAS
Topeka
Kansas City
Columbia
MISSOURI
Wichita
Springfield
OKLAHOMA
Tulsa
Amarillo
Oklahoma City
Lawton
Fort Smith
Little Rock
ARKANSAS
Jonesboro
Jackson
Memphis
Pine Bluff
Tupelo
Florence
Tuscaloosa
Las Vegas
Evansville
Clarksville
Poplar Bluff
CBSH
Summit Bank

Last 4 Quarters Financial Highlights

Income Statement ($MMs)	2012Q2	2012Q3	2012Q4	2013Q1
Interest Income	$ 175	$ 163	$ 170	$ 159
Interest Expense	$ 10	$ 9	$ 9	$ 8
Net Int. Inc.	**$ 165**	**$ 154**	**$ 161**	**$ 150**
Provision	$ 5	$ 6	$ 8	$ 3
Non-Int. Income	$ 101	$ 101	$ 103	$ 100
Non-Int. Expense	$ 156	$ 153	$ 158	$ 155
Inc. Before Taxes	$ 106	$ 99	$ 94	$ 90
Net Income	**$ 71**	**$ 67**	**$ 67**	**$ 61**

Balance Sheet ($MMs)	2012Q2	2012Q3	2012Q4	2013Q1
Securities	$ 9,337	$ 9,152	$ 9,670	$ 9,715
Loans	$ 9,386	$ 9,647	$ 9,840	$ 9,992
Reserves	$ 179	$ 175	$ 173	$ 168
Assets	**$ 20,743**	**$ 20,879**	**$ 22,160**	**$ 22,227**
Deposits	$ 16,832	$ 16,850	$ 18,349	$ 18,515
Other Borrowings	$ 104	$ 104	$ 104	$ 103
Liabilities	**$ 18,512**	**$ 18,572**	**$ 19,988**	**$ 20,048**
Tang. Comm. Equity	$ 2,095	$ 2,172	$ 2,037	$ 2,045
Total Equity	**$ 2,231**	**$ 2,307**	**$ 2,172**	**$ 2,179**

Performance Ratios	2012Q2	2012Q3	2012Q4	2013Q1
NIM	3.53%	3.31%	3.36%	3.02%
Yield on Loans	4.92%	4.79%	4.66%	4.49%
Cost of Funds	0.21%	0.21%	0.19%	0.17%
ROAA	1.39%	1.30%	1.25%	1.11%
Core ROAA (1)	2.25%	2.10%	2.13%	1.85%
NII / Avg. Assets	1.96%	1.97%	1.94%	1.82%
NIE / Avg. Assets	3.04%	2.99%	2.98%	2.83%
Efficiency Ratio	57.01%	58.36%	58.09%	60.24%
NPAs / Assets (2)	0.40%	0.35%	0.29%	0.27%
LLR / Loans	1.90%	1.81%	1.75%	1.68%
LLR / NPAs (2)	114.5%	131.4%	132.3%	139.5%
NCOs / Avg. Loans	0.36%	0.38%	0.45%	0.32%
Texas Ratio (3)	7.36%	6.20%	6.60%	7.47%
TCE Ratio	10.16%	10.47%	9.25%	9.26%
Leverage Ratio	9.73%	10.00%	9.14%	8.92%
Tier 1 Ratio	14.80%	14.92%	13.60%	NA
Risk-Based Ratio	16.13%	16.25%	14.93%	NA
Non-Int. Bear. Dep. %	33.52%	34.52%	34.34%	33.33%
CDs %	13.15%	11.92%	12.16%	13.73%

Deposit & Loan Composition (2013 Q1) – Bank-Level Regulatory



MMDA & Sav.
68.2%
Jumbo Time
6.1%
Retail Time
7.7%
Transaction
18.1%



C&I
21.2%
Consumer
18.8%
Farm & Ag.
2.3%
Other
10.4%
C&D
3.5%
1-4 Fam.
22.8%
Multifam.
1.9%
Comm RE
19.1%

Source: SNL Financial, earnings release data as of most recent quarter, unless otherwise noted
(1) Core Income = net interest income, fees and other non-interest income, net of non-credit-related expenses
(2) NPAs net of government guaranteed assets
(3) Texas ratio = (non-performing assets net of delinquent government guaranteed + loans 90 days or greater past due) / (tangible common equity + loan loss reserve)

DAVIDSON COMPANIES D.A. Davidson & Co. member SIPC

CBSH Market Update

Summary Market Profile	
Ticker	CBSH
Exchange	NASDAQ
Stock Price	$ 39.99
Market Cap. ($MM)	$3,628.7
Dividend Per Share (MRQ)	$ 0.23
Dividend Yield (MRQ)	2.25%
52-Week High (4/01/2013)	$ 40.93
52-Week Low (6/04/2012)	$ 34.45
Per Share Information	
Tg. Book Value	$ 22.54
MRQ Earnings (Annualized)	$ 2.68
2012A Earnings	$ 2.87
2013E Earnings*	$ 2.82
2014E Earnings*	$ 2.90
Pricing Ratios	
Price / Tg. Book Value	177.4%
Core Deposit Premium	9.30%
Price / MRQ Earnings (Annualized)	14.9x
Price / 2012A Earnings	13.9x
Price / 2013E Earnings*	14.2x
Price / 2014E Earnings*	13.8x

Market Performance – Last Five Years


140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
5/2/2008
5/2/2009
5/2/2010
5/2/2011
5/2/2012
5/2/2013
S&P 500
SNL Bank
KBW Regional Bank
CBSH

CBSH Volume Analysis

	Avg. Daily Volume	Total Period Volume	# of Days with Activity	$000s Daily Traded	$000s Weekly Traded	$000s Monthly Traded
10-Day	296,839	2,968,388	10	$11,794	$58,968	$259,457
30-Day	464,770	13,943,097	30	$18,458	$92,290	$406,077
90-Day	452,096	40,688,680	90	$17,336	$86,680	$381,391
LTM	462,829	117,558,607	250	$17,324	$86,618	$381,120

Market Performance Periods	Beginning Date	S&P 500	SNL Bank	KBW Regional Bank	CBSH
10-Day	4/22/2013	3.3%	3.0%	2.6%	1.8%
30-Day	3/22/2013	3.7%	0.0%	-3.1%	-0.9%
60-Day	2/7/2013	7.0%	3.8%	1.3%	4.5%
90-Day	12/24/2012	13.2%	10.4%	8.2%	12.6%
120-Day	11/9/2012	17.0%	18.3%	12.7%	10.3%
Last Twelve Months	5/3/2012	16.0%	18.6%	7.7%	4.7%
Last Five Years	5/2/2008	14.2%	-33.1%	-17.1%	14.6%

Source: SNL Financial, as of 5/3/2013

SUMMIT BANK

CBSH Total Return Analysis

CBSH Total Return (%) - Since 3/30/2007



40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
3/30/2007
3/30/2008
3/30/2009
3/30/2010
3/30/2011
3/30/2012
3/30/2013

Total Return Summary (Aggregate)

Period	Date	Total Return (%)
Year to Date	12/31/2012	14.7%
Last Twelve Months	5/3/2012	11.5%
Last 2 Years	5/3/2011	11.9%
Since South Tulsa Financial Corp. Merger	3/30/2007	33.5%

- Analysis of total returns to shareholders (stock appreciation + cash dividends) with adjustments for stock dividends
- Commerce Bancshares, Inc. has recorded a total return of approximately 33.5% since CBSH acquired South Tulsa Financial Corporation on 4/1/2007

Source: SNL Financial, as of 5/3/2013

DAVIDSON COMPANIES D.A. Davidson & Co. member SIPC

CBSH Dividend Detail

Cash Dividend Detail

Announce Date	Ex-Dividend Date	Pay Date	Dividend Amount	Type
4/17/2013	6/5/2013	6/24/2013	$0.23	Quarterly
2/8/2013	3/4/2013	3/25/2013	$0.23	Quarterly
11/2/2012	11/28/2012	12/17/2012	$1.43	Special
11/2/2012	11/28/2012	12/17/2012	$0.22	Quarterly
7/20/2012	9/5/2012	9/25/2012	$0.22	Quarterly
4/18/2012	6/6/2012	6/26/2012	$0.22	Quarterly
2/10/2012	3/7/2012	4/2/2012	$0.22	Quarterly
11/4/2011	11/28/2011	12/19/2011	$0.21	Quarterly
7/22/2011	9/7/2011	9/26/2011	$0.21	Quarterly
4/20/2011	6/8/2011	6/27/2011	$0.21	Quarterly
1/28/2011	3/9/2011	3/28/2011	$0.21	Quarterly
10/29/2010	12/2/2010	12/20/2010	$0.20	Quarterly
7/23/2010	9/7/2010	9/27/2010	$0.20	Quarterly
4/21/2010	6/9/2010	6/28/2010	$0.20	Quarterly
2/5/2010	3/8/2010	3/26/2010	$0.20	Quarterly
10/30/2009	11/25/2009	12/15/2009	$0.20	Quarterly
7/24/2009	9/9/2009	9/25/2009	$0.20	Quarterly
4/15/2009	6/5/2009	6/26/2009	$0.20	Quarterly
2/6/2009	3/6/2009	3/27/2009	$0.20	Quarterly
10/31/2008	11/12/2008	12/1/2008	$0.20	Quarterly
7/25/2008	9/10/2008	9/26/2008	$0.20	Quarterly
4/16/2008	6/5/2008	6/27/2008	$0.20	Quarterly
2/1/2008	3/6/2008	3/28/2008	$0.20	Quarterly
10/26/2007	11/27/2007	12/13/2007	$0.19	Quarterly
7/27/2007	9/11/2007	9/26/2007	$0.19	Quarterly
4/18/2007	6/5/2007	6/27/2007	$0.19	Quarterly

Stock Dividend Detail

Event	Ex-Dividend Date	Adj. Factor
Stock Dividend	11/28/2012	5.00%
Stock Dividend	11/28/2011	5.00%
Stock Dividend	12/2/2010	5.00%
Stock Dividend	11/25/2009	5.00%
Stock Dividend	11/12/2008	5.00%
Stock Dividend	11/27/2007	5.00%

Source: SNL Financial, as of 5/3/2013

CBSH Cash Dividend Yield History

- CBSH returns a significant amount of earnings to shareholders with a current cash dividend yield of 2.25% and has maintained a cash dividend yield above 2.00% since 2008


4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
12/31/1999
12/31/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
12/31/2005
12/31/2006
12/31/2007
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012

Source: SNL Financial, as of 5/3/2013

Publicly Traded Peers - CBSH

SUMMIT BANK

Selection Criteria

- Select banks headquartered in AR, CO, KS, MO, OK and TX
- Total assets between $2.0 billion and $30.0 billion
- Includes banks with NPAs / Assets (Excl. TDRs) less than 3.00%
- Includes banks with most recent quarter ROAA > 0.00%
- NASDAQ-listed
- Includes 15 companies
- Excludes pending merger targets
- Sorted by total assets

			Market Data														Operating Data							
Company Name	Ticker	State	Stock Price	Mkt. Cap.	Price Change LTM	Price Change YTD	Price / EPS MRQ	Price / EPS LTM	Price / EPS 2013E	Price / EPS 2014E	Price / EPS Core**	Price / Tg. Book	Avg. Daily Vol. (3 mo.)	Total Assets	C&I % of Loans	NPAs Excl. Rest. / Assets	LLR / NPLs	TCE Ratio	NIM	Cost of Deposits	Effic. Ratio	ROAE	ROAA	Core ROAA**
BOK Financial Corporation	BOKF	OK	$ 63.53	$ 4,363.7	10.7%	16.7%	12.4x	12.2x	13.1x	13.3x	8.4x	166.2%	70,654	$ 27,447.2	42.0%	0.76%	155.5%	9.70%	2.92%	0.34%	60.6%	11.88%	1.29%	1.88%
Cullen/Frost Bankers, Inc.	CFR	TX	$ 60.64	$ 3,639.0	2.5%	11.7%	16.7x	16.1x	15.9x	15.3x	10.2x	207.1%	359,626	$ 22,497.7	45.1%	0.46%	100.4%	8.00%	3.45%	0.09%	62.9%	9.08%	0.99%	1.64%
UMB Financial Corporation	UMBF	MO	$ 50.04	$ 2,028.6	4.1%	14.2%	14.4x	18.2x	16.5x	15.5x	10.6x	200.7%	138,430	$ 15,705.5	47.4%	0.20%	246.8%	6.55%	2.51%	0.13%	75.5%	10.90%	0.95%	1.29%
Prosperity Bancshares, Inc.	PB	TX	$ 45.98	$ 2,621.5	1.5%	9.5%	13.4x	13.9x	13.2x	12.9x	8.2x	295.5%	236,013	$ 15,081.3	12.0%	0.12%	NM	6.42%	3.42%	0.30%	40.0%	9.23%	1.33%	2.16%
International Bancshares Corporation	IBOC	TX	$ 19.61	$ 1,317.6	1.1%	8.4%	15.3x	14.1x	13.0x	12.5x	6.4x	115.0%	146,201	$ 11,882.7	17.5%	1.45%	70.7%	9.88%	2.82%	0.32%	54.8%	6.89%	0.87%	1.75%
Texas Capital Bancshares, Inc.	TCBI	TX	$ 42.20	$ 1,720.6	13.5%	5.8%	13.2x	13.5x	12.9x	12.3x	8.1x	204.0%	479,113	$ 10,020.9	33.1%	0.58%	135.9%	8.43%	4.27%	0.17%	50.5%	15.52%	1.36%	2.23%
BancFirst Corporation	BANF	OK	$ 41.59	$ 633.3	3.6%	-1.8%	12.1x	12.6x	12.5x	12.1x	7.5x	134.1%	14,048	$ 5,773.9	21.0%	0.53%	99.8%	8.26%	3.08%	0.24%	65.7%	10.17%	0.93%	1.50%
National Bank Holdings Corporation	NBHC	CO	$ 18.08	$ 963.1	NA	-4.8%	NM	NM	NM	18.3x	NM	94.5%	134,685	$ 5,257.5	13.8%	0.99%	48.5%	19.35%	3.88%	0.44%	79.3%	0.77%	0.16%	0.82%
Home BancShares, Inc.	HOMB	AR	$ 40.21	$ 1,130.5	39.2%	21.8%	16.2x	17.2x	15.8x	15.0x	9.7x	262.0%	72,491	$ 4,225.5	10.0%	0.90%	NM	10.45%	5.15%	0.29%	46.0%	13.49%	1.67%	2.80%
Great Southern Bancorp, Inc.	GSBC	MO	$ 25.67	$ 349.4	11.2%	0.9%	10.7x	7.2x	12.6x	13.6x	4.6x	111.8%	22,514	$ 4,037.0	8.5%	1.81%	175.4%	7.75%	4.76%	0.44%	57.5%	8.93%	0.84%	1.91%
Bank of the Ozarks, Inc.	OZRK	AR	$ 41.07	$ 1,452.5	32.6%	22.7%	18.3x	18.3x	17.2x	15.7x	10.9x	283.5%	157,537	$ 3,951.8	6.6%	0.50%	NM	13.00%	5.83%	0.21%	46.0%	15.46%	2.04%	3.43%
Simmons First National Corporation	SFNC	AR	$ 24.27	$ 400.7	0.0%	-4.3%	16.9x	14.9x	14.8x	13.9x	8.9x	117.1%	33,229	$ 3,543.6	8.2%	1.12%	142.1%	9.84%	4.01%	0.31%	73.5%	5.81%	0.67%	1.27%
Enterprise Financial Services Corp	EFSC	MO	$ 14.47	$ 262.0	22.4%	10.7%	6.8x	9.1x	9.2x	10.6x	3.7x	126.9%	27,718	$ 3,123.9	42.5%	1.26%	123.3%	6.69%	5.10%	0.53%	50.7%	16.68%	1.25%	2.35%
CoBiz Financial Inc.	COBZ	CO	$ 8.22	$ 330.5	33.4%	10.0%	NA	NA	14.0x	12.6x	11.4x	162.9%	76,097	$ 2,620.5	27.8%	1.48%	72.3%	7.75%	3.94%	0.25%	76.3%	9.31%	0.92%	1.09%
Southwest Bancorp, Inc.	OKSB	OK	$ 13.32	$ 262.3	37.7%	18.9%	NM	24.7x	22.5x	17.3x	12.7x	106.2%	47,484	$ 2,091.7	16.4%	2.50%	120.2%	11.82%	3.16%	0.39%	72.7%	3.83%	0.46%	1.00%
Median				$ 1,130.5	10.9%	10.0%	13.9x	14.1x	13.6x	13.6x	8.6x	162.9%	76,097	$ 5,257.5	17.5%	0.90%	121.8%	8.43%	3.88%	0.30%	60.6%	9.31%	0.95%	1.75%
Average				$ 1,431.7	15.3%	8.6%	13.9x	14.8x	14.5x	14.1x	8.6x	172.5%	134,389	$ 9,150.7	23.5%	0.98%	124.3%	9.59%	3.89%	0.30%	60.8%	9.86%	1.05%	1.81%
Minimum				$ 262.0	0.0%	-5.8%	6.8x	7.2x	9.2x	10.6x	3.7x	94.5%	14,048	$ 2,091.7	6.6%	0.12%	48.5%	6.42%	2.51%	0.09%	40.0%	0.77%	0.16%	0.82%
Maximum				$ 4,363.7	39.2%	22.7%	18.3x	24.7x	22.5x	18.3x	12.7x	295.5%	479,113	$ 27,447.2	47.4%	2.50%	246.8%	19.35%	5.83%	0.53%	79.3%	16.68%	2.04%	3.43%
Commerce Bancshares, Inc.	CBSH	MO	$ 39.99	$ 3,628.7	4.7%	14.1%	14.9x	13.9x	14.2x	13.8x	8.9x	177.4%	433,663	$ 22,227.2	20.6%	0.27%	159.3%	9.26%	3.07%	0.17%	60.2%	11.19%	1.11%	1.86%

Source: SNL Financial for most recent quarter. Market data as of 5/3/2013

Note: All dollars in millions, except per share

*Texas ratio = (non-performing assets + loans 90 days or more past due) / (tangible common equity + loan loss reserves)

**Core income before provision, OREO expense, amortization of intangibles, gain/loss on securities, non-recurring items and taxes

DAVIDSON COMPANIES D.A. Davidson & Co. member SIPC

Commerce Bank
Credit Quality Migration Analysis – Last 8 Quarters

SUMMIT BANK

($ in thousands)	2011Q2	2011Q3	2011Q4	2012Q1	2012Q2	2012Q3	2012Q4	2013Q1
Loans 30-89 Days Past Due								
Construction & Development	$ 4,329	$ 5,838	$ 1,112	$ 14,068	$ 1,828	$ 549	$ 16,722	$ 12,571
1-4 Family (Home Equity Lines)	$ 836	$ 1,382	$ 1,003	$ 911	$ 1,270	$ 1,494	$ 2,121	$ 5,551
1-4 Family	$ 12,515	$ 16,445	$ 12,547	$ 11,830	$ 11,390	$ 15,484	$ 12,237	$ 11,569
Multifamily	$ 5,898	$ 210	$ 231	-	-	$ 110	-	$ 1,429
Commercial Real Estate	$ 9,561	$ 56,276	$ 7,159	$ 12,501	$ 913	$ 16,000	$ 2,919	$ 2,548
Consumer	$ 20,214	$ 19,450	$ 23,428	$ 16,850	$ 16,583	$ 21,545	$ 22,797	$ 20,440
Commerce & Industrial	$ 7,783	$ 3,426	$ 3,546	$ 5,169	$ 5,699	$ 2,226	$ 7,413	$ 13,536
Farm and Agric. Production	$ 648	$ 227	$ 1,640	$ 599	$ 237	$ 579	$ 406	$ 2,171
Other	$ 3,571	$ 2,697	$ 3,412	$ 2,229	$ 1,434	$ 1,293	$ 3,734	$ 2,390
Total Loans 30-89 Days Past Due	$ 65,355	$ 105,951	$ 54,088	$ 64,157	$ 39,354	$ 59,280	$ 68,349	$ 72,205
% of Gross Loans	0.70%	1.16%	0.59%	0.69%	0.42%	0.61%	0.69%	0.72%
Loans 90+ Days Past Due								
Construction & Development	$ 871	$ 697	$ 121	$ 150	-	$ 300	$ 56	-
1-4 Family (Home Equity Lines)	$ 760	$ 825	$ 643	$ 1,268	$ 680	$ 983	$ 1,495	$ 937
1-4 Family	$ 5,038	$ 3,574	$ 3,804	$ 3,776	$ 2,119	$ 1,945	$ 3,448	$ 3,087
Multifamily	$ 3,746	-	-	-	-	-	-	-
Commercial Real Estate	$ 2,818	$ 5,262	$ 29	$ 1,638	-	$ 89	-	$ 176
Consumer	$ 9,602	$ 9,070	$ 9,766	$ 8,815	$ 7,978	$ 8,319	$ 8,987	$ 9,730
Commerce & Industrial	$ 755	$ 676	$ 595	$ 783	$ 519	$ 557	$ 652	$ 693
Farm and Agric. Production	-	-	-	-	-	$ 40	-	-
Other	$ 7	-	-	-	-	-	$ 703	$ 392
Total Loans 90+ Days Past Due	$ 23,597	$ 20,104	$ 14,958	$ 16,430	$ 11,296	$ 12,233	$ 15,345	$ 15,015
% of Gross Loans	0.25%	0.22%	0.16%	0.18%	0.12%	0.13%	0.16%	0.15%
Non-Accrual Loans								
Construction & Development	$ 28,708	$ 26,806	$ 22,772	$ 21,055	$ 18,199	$ 15,423	$ 13,678	$ 12,974
1-4 Family (Home Equity Lines)	-	-	-	-	$ 555	$ 510	$ 510	-
1-4 Family	$ 8,198	$ 7,323	$ 7,611	$ 7,023	$ 7,616	$ 6,642	$ 6,862	$ 5,386
Multifamily	$ 770	$ 981	$ 1,171	$ 1,675	$ 1,045	$ 944	$ 2,204	$ 1,457
Commercial Real Estate	$ 14,873	$ 14,323	$ 17,578	$ 18,385	$ 19,843	$ 16,838	$ 14,297	$ 12,047
Consumer	-	-	-	-	-	-	-	$ 11
Commerce & Industrial	$ 16,855	$ 17,220	$ 16,627	$ 11,503	$ 5,506	$ 5,247	$ 4,278	$ 3,346
Farm and Agric. Production	$ 1,313	$ 759	$ 721	$ 671	$ 720	$ 901	$ 1,017	$ 954
Other	$ 9,000	$ 9,000	$ 9,000	$ 8,563	$ 8,694	$ 8,694	$ 8,563	$ 34,444
Total Non-Accrual Loans	$ 79,717	$ 75,912	$ 75,480	$ 68,875	$ 62,178	$ 55,199	$ 51,409	$ 70,619
% of Gross Loans	0.86%	0.83%	0.82%	0.74%	0.66%	0.57%	0.52%	0.71%
Other Non-Performing Assets								
Real Estate Owned and Repo. Assets (OREO)	$ 23,551	$ 23,813	$ 22,750	$ 23,014	$ 25,275	$ 23,414	$ 18,632	$ 19,371
Restructured Loans	$ 59,933	$ 50,365	$ 53,293	$ 51,949	$ 70,637	$ 56,203	$ 60,724	$ 61,586
Less: Gov't Guaranteed Portion	$ 3,695	$ 3,321	$ 3,447	$ 3,074	$ 2,370	$ 2,098	$ 1,478	$ 1,205
Total Non-Performing Assets	$ 159,506	$ 146,769	$ 148,076	$ 140,764	$ 155,720	$ 132,718	$ 129,287	$ 150,371
% of Total Assets	0.82%	0.72%	0.72%	0.69%	0.76%	0.64%	0.59%	0.68%
Total Past Due and Non-Accrual	$ 168,669	$ 201,967	$ 144,526	$ 149,462	$ 112,828	$ 126,712	$ 135,303	$ 157,839
% of Gross Loans	1.82%	2.22%	1.57%	1.61%	1.20%	1.31%	1.37%	1.58%
Total Past Due and Non-Accrual + OREO	$ 192,220	$ 225,780	$ 167,276	$ 172,476	$ 138,103	$ 150,126	$ 153,735	$ 177,210
% of Gross Loans + OREO	2.07%	2.47%	1.81%	1.86%	1.47%	1.55%	1.56%	1.77%

Source: SNL Financial, bank-level call report data as of 3/31/2013

Note: All dollars in thousands

DAVIDSON COMPANIES D.A. Davidson & Co. member SIPC

Commerce Bank
Charge-Off and Reserve Analysis – Last 8 Quarters

SUMMIT BANK

($ in thousands)	2011Q2	2011Q3	2011Q4	2012Q1	2012Q2	2012Q3	2012Q4	2013Q1
Net Charge-Offs (NCOs)								
Construction & Development	$ 1,124	$ 2,266	$ 1,573	$ 220	$ 42	$ (103)	$ (517)	$ (532)
1-4 Family (Home Equity Lines)	$ 344	$ 73	$ 883	$ 360	$ 944	$ 313	$ 187	$ 139
1-4 Family	$ 1,028	$ 674	$ 796	$ 68	$ 755	$ 267	$ 411	$ 373
Multifamily	-	$ 56	-	$ 145	$ (1)	$ 83	$ 79	$ (12)
Commercial Real Estate	$ 343	$ 1,329	$ 732	$ 1,506	$ 1,762	$ (107)	$ 1,664	$ (91)
Consumer	$ 10,719	$ 9,284	$ 10,719	$ 8,805	$ 7,863	$ 8,066	$ 7,868	$ 7,757
Commerce & Industrial	$ 1,451	$ 1,067	$ 768	$ 236	$ (3,489)	$ 346	$ 884	$ (45)
Farm and Agric. Production	$ (3)	$ 44	-	$ (11)	$ (66)	$ (1)	$ 55	$ (1)
Other	$ 182	$ 102	$ 177	$ (164)	$ 404	$ 218	$ 195	$ 198
Total Net Charge-Offs	**$ 15,188**	**$ 14,895**	**$ 15,648**	**$ 11,165**	**$ 8,214**	**$ 9,082**	**$ 10,826**	**$ 7,786**
NCOs / Avg. Loan Category (Annualized)								
Construction & Development	1.05%	2.18%	1.61%	0.23%	0.05%	-0.12%	-0.60%	-0.60%
1-4 Family (Home Equity Lines)	0.30%	0.06%	0.76%	0.32%	0.84%	0.28%	0.17%	0.13%
1-4 Family	0.26%	0.17%	0.20%	0.02%	0.19%	0.06%	0.09%	0.08%
Multifamily	-	0.13%	-	0.30%	0.00%	0.19%	0.16%	-0.02%
Commercial Real Estate	0.08%	0.29%	0.16%	0.32%	0.37%	-0.02%	0.35%	-0.02%
Consumer	2.51%	2.22%	2.57%	2.14%	1.92%	1.90%	1.76%	1.67%
Commerce & Industrial	0.28%	0.22%	0.16%	0.05%	-0.69%	0.07%	0.17%	-0.01%
Farm and Agric. Production	0.00%	0.07%	-	-0.02%	-0.11%	0.00%	0.08%	0.00%
Other	0.12%	0.07%	0.12%	-0.11%	0.28%	0.14%	0.11%	0.12%
Total Net Charge-Offs / Avg. Loans	**0.65%**	**0.65%**	**0.68%**	**0.48%**	**0.36%**	**0.38%**	**0.45%**	**0.32%**
Loan Loss Reserve								
Reserve (Beginning Balance)	$ 194,538	$ 191,538	$ 188,038	$ 184,532	$ 181,532	$ 178,533	$ 175,032	$ 172,532
+ Provision	$ 12,188	$ 11,395	$ 12,142	$ 8,165	$ 5,215	$ 5,581	$ 8,326	$ 3,285
+ Recoveries	$ 4,414	$ 3,983	$ 3,867	$ 4,753	$ 8,807	$ 5,190	$ 5,124	$ 4,719
- Chargeoffs	$ 19,602	$ 18,878	$ 19,515	$ 15,918	$ 17,021	$ 14,272	$ 15,950	$ 12,505
+ Adjustments	-	-	-	-	-	-	-	-
= Reserve (Ending Balance)	**$ 191,538**	**$ 188,038**	**$ 184,532**	**$ 181,532**	**$ 178,533**	**$ 175,032**	**$ 172,532**	**$ 168,031**
Reserves / Loans	**2.06%**	**2.06%**	**2.00%**	**1.96%**	**1.90%**	**1.81%**	**1.75%**	**1.68%**
Reserves / NPLs	**140.88%**	**152.93%**	**147.24%**	**154.17%**	**136.9%**	**160.1%**	**155.9%**	**159.9%**

Source: SNL Financial, bank-level call report data as of 3/31/2013

Note: All dollars in thousands

SUMMIT BANK

CBSH M&A History

- Summary information for previous transactions completed by CBSH
  - Includes financial and pricing information where available

Target Information			Buyer Information			Deal Profile		Valuation			Operating Financials for Target Company							
Announce Date	Name	State	Name	State	Assets ($M)	Deal Value ($M)	Cash/Stock Mix	Price / TBV	Price / EPS	Core Dep. Prem.	Assets ($M)	ROAA	ROAE	Tg. Equity / Tg. Assets	Core Dep. %	Effic. Ratio	NPAs / Assets	LLR / NPLs
4/02/2007	Commerce Bank	CO	Commerce Bancshares, Inc.	MO	$ 15,230.3	$ 29.5	Cash	335.2%	17.8x	29.67%	$ 96.8	2.68%	29.84%	9.09%	92.4%	59.3%	0.04%	NM
12/04/2006	South Tulsa Financial Corporation	OK	Commerce Bancshares, Inc.	MO	$ 15,151.6	$ 26.3	Stock	222.4%	20.4x	19.85%	$ 124.2	1.27%	13.34%	9.46%	72.3%	56.1%	1.66%	NA
4/13/2006	West Pointe Bancorp, Incorporated	IL	Commerce Bancshares, Inc.	MO	$ 13,731.1	$ 80.9	Mix	227.2%	22.8x	13.59%	$ 477.4	0.78%	10.22%	7.46%	82.9%	72.9%	0.43%	387.2%
4/04/2006	Boone National S&LA	MO	Commerce Bancshares, Inc.	MO	$ 13,885.5	$ 31.6	Cash	NA	NA	NA	$ 154.5	NA	NA	NA	63.7%	NA	NA	NA
10/23/2000	Breckenridge Bancshares Company	MO	Commerce Bancshares, Inc.	MO	$ 10,963.6	$ 29.1	Stock	201.9%	14.4x	7.28%	$ 255.2	NA	NA	5.65%	95.0%	58.0%	0.71%	NA
7/02/1998	Fidelity Bankshares, Inc.	KS	Commerce Bancshares, Inc.	MO	$ 10,367.1	$ 39.7	Stock	233.0%	NA	13.85%	$ 227.3	0.90%	11.15%	7.52%	81.3%	65.4%	0.74%	186.0%
6/10/1998	Columbus Bancshares Inc.	KS	Commerce Bancshares, Inc.	MO	$ 10,367.1	NA	Stock	NA	NA	NA	$ 79.4	1.71%	15.00%	11.42%	88.6%	43.5%	0.47%	213.1%
10/29/1997	Pittsburg Bancshares, Inc.	KS	Commerce Bancshares, Inc.	MO	$ 10,014.2	$ 31.3	Stock	229.3%	NA	20.47%	$ 116.3	NA	NA	11.56%	83.4%	50.0%	0.10%	NA
6/11/1997	CNB Bancorp, Inc. ESOP	KS	Commerce Bancshares, Inc.	MO	$ 9,648.8	$ 14.5	Mix	166.1%	NA	7.35%	$ 94.2	1.37%	13.56%	9.26%	92.6%	58.9%	0.01%	NM
1/17/1997	Shawnee Bank Shares, Inc.	KS	Commerce Bancshares, Inc.	MO	$ 9,698.2	$ 40.0	Stock	173.9%	14.0x	10.15%	$ 200.9	NA	NA	9.54%	95.6%	57.7%	0.23%	NM
12/21/1994	Chillicothe State Bancorp, Inc.	IL	Commerce Bancshares, Inc.	MO	$ 7,929.1	$ 3.3	Cash	159.5%	NA	5.95%	$ 24.0	NA	NA	8.61%	94.8%	NA	0.77%	NA
11/01/1994	Union Bancshares, Inc.	KS	Commerce Bancshares, Inc.	MO	$ 7,929.1	$ 86.7	Cash	218.9%	NA	9.46%	$ 653.0	NA	NA	6.12%	97.6%	NA	0.22%	NA
9/26/1994	Peoples Mid-Illinois Corporation	IL	Commerce Bancshares, Inc.	MO	$ 7,816.2	$ 89.3	Stock	178.8%	NA	14.34%	$ 441.0	NA	NA	11.33%	93.6%	NA	0.14%	NA
8/16/1994	Cotton Exchange Bancshares, Inc.	MO	Commerce Bancshares, Inc.	MO	$ 7,816.2	$ 9.0	Mix	139.6%	NA	4.92%	$ 64.1	NA	NA	10.05%	90.5%	NA	0.00%	NA
6/24/1994	Twin City Corporation	KS	Commerce Bancshares, Inc.	MO	$ 7,904.0	$ 14.2	Mix	128.3%	NA	4.27%	$ 106.4	1.37%	13.13%	10.40%	85.8%	NA	0.83%	NA
4/06/1994	Moniteau National Bank of California	MO	Commerce Bancshares, Inc.	MO	$ 8,047.4	$ 3.1	Stock	126.3%	NA	2.14%	$ 33.8	0.86%	12.88%	7.24%	97.3%	NA	0.07%	NA
2/18/1994	Liberty Bancshares, Inc.	MO	Commerce Bancshares, Inc.	MO	$ 8,047.4	$ 10.3	Stock	153.6%	29.5x	5.29%	$ 93.3	NA	NA	7.19%	79.0%	NA	1.88%	NA
11/09/1993	Walnut Valley Corporation	KS	Commerce Bancshares, Inc.	MO	$ 7,664.1	$ 14.3	Stock	111.4%	12.2x	1.95%	$ 100.4	NA	NA	12.79%	93.7%	NA	0.54%	NA
7/13/1993	Lawrence County Bancshares, Inc.	MO	Commerce Bancshares, Inc.	MO	$ 7,458.6	$ 4.0	Stock	143.6%	NA	4.67%	$ 32.9	NA	NA	9.54%	88.0%	NA	0.57%	NA
4/07/1993	Firstbank Investment Co.	KS	Commerce Bancshares, Inc.	MO	$ 7,541.6	NA	Stock	NA	NA	NA	$ 58.9	NA	NA	8.27%	93.6%	NA	0.81%	NA
2/08/1993	Midwest Bancorporation, Inc.	KS	Commerce Bancshares, Inc.	MO	$ 7,541.6	$ 11.8	Stock	208.0%	NA	3.32%	$ 108.2	1.40%	18.53%	8.13%	96.3%	NA	0.87%	NA
10/19/1992	Republic Bancshares, Inc.	MO	Commerce Bancshares, Inc.	MO	$ 7,074.6	$ 7.9	Stock	146.3%	NA	6.31%	$ 50.4	NA	NA	10.59%	91.8%	NA	0.00%	NA
8/04/1992	Union Financial Corporation	KS	Commerce Bancshares, Inc.	MO	$ 7,074.6	$ 26.5	Stock	142.2%	NA	7.21%	$ 163.7	NA	NA	11.38%	90.3%	NA	1.42%	NA
4/08/1992	AMCORE Bank, NA	IL	Commerce Bancshares, Inc.	MO	$ 6,765.4	$ 8.0	Cash	132.6%	NA	1.53%	$ 97.5	-0.86%	-11.71%	7.07%	89.8%	NA	1.99%	NA
3/26/1992	Manufacturers Bancorp, Inc	KS	Commerce Bancshares, Inc.	MO	$ 6,765.4	$ 7.5	Stock	166.4%	NA	5.45%	$ 71.5	0.99%	14.75%	6.72%	88.7%	NA	0.90%	NA
1/24/1992	Lenexa Bancorporation, Inc	KS	Commerce Bancshares, Inc.	MO	$ 6,765.4	$ 3.9	Cash	255.7%	NA	9.56%	$ 29.2	1.47%	18.12%	8.79%	96.0%	NA	0.10%	NA
12/06/1991	First Peoria Corp.	IL	Commerce Bancshares, Inc.	MO	$ 6,542.0	$ 65.0	Mix	140.5%	NA	5.47%	$ 411.1	NA	NA	11.26%	97.7%	NA	0.36%	NA
11/04/1991	First National Bank of Bonner Springs	KS	Commerce Bancshares, Inc.	MO	NA	$ 1.0	Cash	140.7%	NA	2.81%	$ 12.6	NA	NA	5.63%	86.6%	NA	1.39%	NA
Median					$ 7,929.1	$ 14.4		166.1%	17.8x	6.31%	$ 98.9	1.32%	13.45%	9.09%	91.1%	58.0%	0.54%	213.1%
Average					$ 9,101.5	$ 26.5		179.3%	18.7x	8.67%	$ 156.4	1.16%	13.23%	8.97%	89.2%	58.0%	0.64%	262.1%
Maximum					$ 15,230.3	$ 89.3		335.2%	29.5x	29.67%	$ 653.0	2.68%	29.84%	12.79%	97.7%	72.9%	1.99%	387.2%
Minimum					$ 6,542.0	$ 1.0		111.4%	12.2x	1.53%	$ 12.6	-0.86%	-11.71%	5.63%	63.7%	43.5%	0.00%	186.0%

Source: SNL Financial, as of 5/3/2013
Note: Operating financials for target company based on quarter-end prior to announcement. Performance ratios measured over last twelve month period

A. CBSH Investor Presentation – April 17, 2013

COMMERCE BANCSHARES, INC.

Shareholders' Meeting

David W. Kemper
Chairman & CEO
April 17, 2013

CAUTIONARY STATEMENT

A number of statements we will be making in our presentation and in the accompanying slides are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements of the Corporation's plans, goals, objectives, expectations, projections, estimates and intentions. These forward-looking statements involve significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Corporation's control). Factors that could cause the Corporation's actual results to differ materially from such forward-looking statements made herein or by management of the Corporation are set forth in the Corporation's 2012 Report on 10K and the Corporation's Current Reports on Form 8-K.

ABOUT COMMERCE BANCSHARES

Super-Community Bank – over 145 years in the industry – $22.2 billion in assets

Lower Midwest Footprint with over 200 branches and 4,708 employees

- 34th largest U.S. bank based on asset size[1]
- 85% of 2012 pre-tax profit from eight key markets
- Commercial calling efforts with strong credit customers in our extended markets
- Commercial Payment Services offered in 48 states

Performance – CAGR		
	2012	10yr
EPS*	8%	5%
Cash Div**	5%	9%
Stock Price	(3)%	4%
Total Return	3%	7%

St. Louis & Kansas City Deposit Market Share[2]	
	2012
US Bancorp	12%
BoA	10%
Commerce	9%
UMB	6%
Others	63%



Branch Footprint
Extended Commercial Market Area
Commercial Payment Services
Eight key markets
Commercial offices
Peoria/Bloomington
Central Missouri
Kansas City
Denver
8
6
2
4
5
1
3
7
Wichita
Tulsa
3
Dallas
1
Cincinnati
2
Nashville
St. Louis
Springfield

*Per share figures have been restated for 5% stock dividend distributed in December, 2012
**Excludes 2012 special dividend of $1.43* per share
Data as of December 2012 unless otherwise noted
Sources: [1]SNL Financial as of 12/31/2012, [2]FDIC June, 2012 deposit data

SUPER-COMMUNITY BANK PLATFORM

A MORE NIMBLE FORMAT … WITH HIGHER SERVICE FOCUS

Community Bank Front End

- Flat organization – quick decisions
- Employees are engaged & embrace strong culture
- Award winning customer service
- Knowledge of customers and markets reduces risk

A consistent strategy with a long term view

- Sales across business lines
- Focus on people/talent development
- Investment in technology
- Top quartile credit quality metrics
- Disciplined approach to acquisitions

Super-Regional Back End

- Sophisticated payment processing systems
- Broad consumer product offerings
- Private banking; trust; capital markets
- Competitive on unit costs

ABOUT OUR MARKETS

	Kansas City	St. Louis	Community Markets[1]	Denver	Tulsa	Nashville	Cincinnati	Dallas
2013 Population[2] (000's)	2,073	2,821	1,782	2,666	957	1,649	2,147	6,709
5-year projected Population Growth[2]	2.7%	0.5%	2.1%	7.7%	4.1%	5.4%	1.0%	8.6%
Median Household Income[2] (000's)	$54	$51	$48	$59	$43	$46	$51	$55
Unemployment Rate[3]	6.1%	7.0%	5.9%	7.4%	5.1%	5.5%	6.4%	5.7%
Company Profiles[4]:								
<$49.99MM Sales	109,859	151,800	86,943	189,533	53,648	98,648	113,606	424,687
>$50MM Sales	320	462	204	426	151	268	336	1,053

1. Community markets include Wichita, Springfield, Columbia, Peoria and Bloomington
2. Limited to include counties with a Commerce branch
3. U.S. Bureau of Labor Statistics as of November 2012, not seasonally adjusted
4. Company profiles include headquarters, single locations and branches in our markets

Sources: Hoovers, Nielsen and U.S. Bureau of Labor Statistics

COMMERCE BANK 2012 KEY RESULTS

2012 KEY RESULTS: Revenue $1.03 billion · Profit $355 million · Customer Relationship Score 88% · Employee Engagement 92%

Total Revenue



$ millions
$1,050
1,000
950
900
$1,025
$1,049
$1,050
$1,044
2009
2010
2011
2012

Customer Relationship Score



89%
90%
90%
92%
2009
2010
2011
2012

Pre-tax Profit



$ millions
$400
300
200
100
$243
$318
$378
$396
2009
2010
2011
2012

Employee Engagement



92%
94%
94%
94%
2009
2010
2011
2012

Exceeded 2012 goals in all four key corporate result categories

Revenue includes securities gains/losses

INDUSTRY RECOGNITION

Bank Directors' Top Banks

Commerce ranked #4 on *Bank Director* magazine's 2012 Bank Performance Scorecard ($5 - $50 billion asset category)



2012 BANK PERFORMANCE SCORECARD
$5 BILLION UP TO $50 BILLION

America's Best Banks by Forbes

Commerce ranked among the top ten on *Forbes'* list of *America's Best Banks* four years in a row

As reported by *Forbes*



Full List: America's Best And Worst Banks

Banks have made great strides since the financial crisis, but there is still a big gap between the best and worst banks in the U.S. With that in mind, we turned to Charlottesville, Va. financial data provider SNL Financial for a fourth straight year to gauge the health of the biggest banks. SNL supplied data regarding the asset quality, capital adequacy and profitability of the 100 largest publicly traded banks and thrifts (we excluded nine thrifts that did not file data on capital ratios, we considered the next biggest financial firms in their place).

KBW Bank Honor Roll[1]

Commerce ranked among top performing banks of the decade. Thousands of banks tested, only 47 make the grade



2012 KBW BANK HONOR ROLL

Dividend Channel's SAFE 25

CBSH named to "S.A.F.E. 25" list, signifying stock with above-average statistics and superb track record of at least two decades of dividend growth

Dividend Channel

[1]Report limits eligibility to banks with >$500 million in assets, as of 4/15/2013
Sources: Bank Director, Forbes, KBW, Dividend Channel

COMMERCE BANK IS FORTUNATE TO SERVE MANY SUCCESSFUL BUSINESSES

OFC Healthcare System – Peoria, Illinois



A Health System Takes Flight

By 2012, the four helicopters OSF HealthCare had been using to transport critical patients to its two Illinois trauma centers were reaching the end of their useful life. That's when Commerce made it possible for OSF to lease an entirely new fleet.

Riverside County – Riverside, California



Going Electronic Pays Off

The Auditor-Controller Office of Riverside County in California processes more than a half million invoices each year. An E-payment solution from Commerce made paying some of those bills a whole lot safer – and more profitable.

COMMERCE BANK IS FORTUNATE TO SERVE MANY SUCCESSFUL BUSINESSES

Colorado Springs Health Partners, PC – Colorado Springs, Colorado


CSHP

Healthcare Banking Without Walls

In October, Colorado Springs Health Partners, the largest physician-owned outpatient and inpatient medical group in Colorado, moved its banking business to Commerce. It didn't matter that the bank's closest brick-and-mortar branch was 60 miles away.

Grimco, Inc. – St. Louis, Missouri



Signs of Success

Grimco was just an old-fashioned sign manufacturing company when Bob Hummert took over its operation in 1978. With financial support from Commerce, today it is the largest sign supply distributor in the nation.

COMMERCE BANK IS FORTUNATE TO SERVE MANY SUCCESSFUL BUSINESSES

Garney Construction – Kansas City, Missouri



Building a Strong Relationship

After financial markets froze in 2009, the owners of one of the nation's largest water and wastewater contractors looked for a banking partner which showed integrity and responsibility. They turned to Commerce Bank to help keep their finances flowing.

The St. Louis Public Library – St. Louis, Missouri



Banking by the Book

With the capital campaign for its $70 million Central Library renovation not yet complete, the St. Louis Public Library feared it might miss out on one of the most competitive construction markets in years. Then Commerce had an idea.

COMMERCE BANK IS FORTUNATE TO SERVE MANY SUCCESSFUL BUSINESSES

Jasper Engines & Transmissions – Jasper, Indiana



An Engine for Growth

After the owners of Jasper Engine sold the remanufacturing company to its employees, the business no longer had quick access to the cash needed to fund its growth. A line of credit from Commerce Bank changed all that.

The Mennel Milling Co. – Fostoria, Ohio



Good Grains

When commodity prices soared a few years back, some large grain mills were unable to obtain financing and withdrew temporarily from the market. Mennel Milling wasn't one of them, thanks to a banking relationship that dates back more than 30 years.

DIVERSE REVENUE RELATIVE TO PEERS

- Balanced mix of interest and non-interest income
- Meaningful, growing contribution from wealth management and card businesses



Commerce Bank
14%
9%
58%
10%
7%
2%



Peer Banks
3%
7%
11%
68%
8%
3%
Net interest income
Fees & commission
Deposit service charges
Other
Wealth management
Card income

Peer Banks include: ASBC, BOKF, Central Bancompany, CYN, CFR, FMER, MBFI, PVTB, TCB, UMBF, WTFC, ZION
Notes: Excludes Gains and Losses on Securities;
Wealth Management excludes Brokerage
Source: Financial Information Systems; data as of 12/31/2012

DESPITE CHALLENGING ENVIRONMENT, COMMERCE HAS FOUND OPPORTUNITIES FOR GROWTH

Card

- Top 20 provider of Consumer and Commercial cards
- 12th largest Merchant acquiring bank
- Top 10 P Card issuer and highest growth rate

Wealth Management

- Ranked #29 nationally based on assets under management[1]
- Over $30 billion in total client assets
- Ranked 24th largest Family Office by *Bloomberg*
- New record in asset management sales revenue ($9 million)

Specialty Lending

- Distinctive capabilities in Leasing and Tax Advantaged Lending
- Industry specialties: Healthcare, Beverage, Agriculture / Food processing

Expansion Markets

- Rapid, high quality growth with strong customer relationships
- High performing, growing teams
- Added Dallas office in 2012
- Loans total $666 million, 12% of total commercial loans

Data as of December 2012
[1]SNL Financial

CARD PRODUCTS – A LEADER IN THE PAYMENTS INDUSTRY

Consistently ranked among the top issuers in the Nilson Report



Top 50 Largest Debit Card Issuers in the U.S.
50 Largest Visa & MasterCard Credit Card Issuers
Merchant Acquirers in the U.S. 2012
Purchasing Cards
U.S. Visa & MasterCard Commercial Card Issuers 2011

- ✓#35 Debit Card Issuer
- ✓#16 Consumer Card Issuer*
- ✓#11 Bank Acquirer*
- ✓#9 Purchasing Card Issuer
- ✓#17 Commercial Card Issuer

Debit Card

Consumer Card

Merchant Services

Commercial Card



Commerce Bank
Special Connections
VISA



Commerce Bank
REWARDS
1234 0000 0000 0000
CARDHOLDER NAME
VISA





Commerce Bank
PURCHASING CARD
VISA



Commerce Bank
Commercial Card
VISA

*Excludes non-banks
Source: Nilson Reports (Debit: April 2012; Consumer Card: February 2013; Merchant: March 2013; Commercial Card July 2012)

COMMERCE TRUST COMPANY – SOLID GROWTH IN FEES AND ASSETS

- $30.2 billion in total client assets
- Ranked #29 nationally based on assets under management[1]
- "Guidance Portfolio" in top 25% performance among peer funds
- Four of eight Commerce Funds mutual funds received national recognition for performance

The Commerce Trust Company
A division of Commerce Bank



Trust fees
Trust assets
Trust Assets
$ in billions
$35
30
25
20
15
10
5
0
19
22
25
27
30
2008
2009
2010
2011
2012
$95
90
85
80
75
70
Trust Fees
$ in millions

As reported by *Bloomberg*

The Top 50 Family Offices

	Firm Name > MAIN OFFICE LOCATION(S)	AUM, in Billions*	YOY % Change	Number of Families**
1	HSBC Private Wealth Solutions > GENEVA, LUGANO AND ZURICH	$123.6	21%	297
2	Northern Trust > CHICAGO	$90.0	8%	4,101
3	BNY Mellon Wealth Management > NEW YORK	$64.5	–1%	424
4	Bessemer Trust > NEW YORK	$62.4	1%	2,100
22	TAG Associates > NEW YORK	$6.8	1%	20
23	Ballentine Partners > WALTHAM, MASSACHUSETTS	$6.6	12%	62
24	Commerce Family Office > ST. LOUIS	$6.5	10%	75
•	Tiedemann Wealth Management > NEW YORK	$6.5	5%	90

Commerce Investment Advisory received the highest rating in the Best Fixed Income Small Fund Group by Lipper, the leading provider of mutual fund information

LIPPER
FUND AWARDS 2013
UNITED STATES

Sources: CTC quarterly stats as of December 2012
Bloomberg Global Family Office ranking published August 6, 2012
[1]SNL Financial

EXPANSION MARKETS

($ 000s)	2007	2012	% change
Loans	359,565	666,403	85%
Deposits	188,086	291,702	55%

Expansion markets:

- **Represent 12% of total commercial loans**
- **2012 loan growth of 20% vs. total Commerce loan growth of 7%**
- **Pre-tax profit up 12%**



Denver
Kansas City
Wichita
St. Louis
Springfield
Peoria
Bloomington
Cincinnati
Nashville
Tulsa
Dallas
Traditional footprint
Regional Calling Territory
Expansion Markets

EARNINGS PERFORMANCE SIGNIFICANTLY ABOVE PEERS AND LARGE BANKS

Financial Returns



Return on Assets
CBSH 1Q 2013 ROA 1.13%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1.22%
0.70%
0.76%
1.32%
0.75%
0.67%
1.30%
0.87%
0.74%
2010
2011
2012



Return on Equity
CBSH 1Q 2013 ROE 11.38%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
11.15%
7.13%
8.10%
12.15%
6.58%
7.01%
12.00%
7.70%
7.31%
2010
2011
2012

Commerce Bank | Peer Banks | Large Banks

Peer Banks include: ASBC, BOKF, CYN, CFR, FMER, MBFI, PVTB, UMBF, WTFC, ZION
Large banks include: JP Morgan, Citigroup, BoA, Wells Fargo, US Bancorp, Regions, Fifth Third, PNC, State Street
Note: Peer group excludes TCF due to unusually large 4Q loss
Source: SNL Financial

EARNINGS

($ millions)	2010	2011	2012	12 vs. 11 % change
Net Interest Income	$646	$646	$640	(1%)
Non-Interest Income	405	393	400	2%
Total Revenue	**$1,051**	**$1,039**	**$1,040**	**0%**
Securities Gains/(Losses)	(2)	11	5	(55%)
Non-Interest Expense	(631)	(621)	(622)	0%
Provision for Loan Losses	(100)	(51)	(27)	(47%)
Pre-Tax Income	**$318**	**$378**	**$396**	**5%**
Income Taxes	(96)	(122)	(127)	4%
Net Income	**$222**	**$256**	**$269**	**5%**
Diluted EPS*	**$2.29**	**$2.69**	**$2.90**	**8%**
ROA	**1.22%**	**1.32%**	**1.30%**	
ROE	**11.2%**	**12.2%**	**12.0%**	
Efficiency Ratio	**59.7%**	**59.1%**	**59.3%**	

*Per shares figures restated for 5% stock dividend distributed on December 17, 2012

REVENUE FLAT – FEES TRENDING HIGHER

($ millions)	2010	2011	2012	12 vs. 11 % change
Interest Income	$729	$698	$678	(3%)
Interest Expense	83	52	38	(27%)
Net Interest Income	**$646**	**$646**	**$640**	**(1%)**
Contribution from …				
Cards	149	157	154	(2%)
Trust	81	88	95	8%
Deposit fees	93	83	79	(5%)
Bond Trading & Brokerage	30	30	31	3%
Other	52	35	41	17%
Non-Interest Income	**$405**	**$393**	**$400**	**2%**
Total Revenue	**$1,051**	**$1,039**	**$1,040**	**0%**

- 2012 debit fees declined $19.3 million, offset by growth in fees from corporate card, trust and capital markets/brokerage (combined growth of $20.7 million)

EXPENSES REMAIN STABLE

($ millions)	2010	2011	2012	12 vs.11 % change
Salaries	$256	$252	$258	2%
Incentives	37	41	45	10%
Benefits	54	52	58	12%
Occupancy	47	46	45	(2%)
Equipment	23	22	20	(9%)
Supplies & Communications	27	22	22	-
Data Processing	68	68	74	9%
Deposit Insurance	19	13	10	(23%)
Other	100	105	90	(14%)
Total Non-Interest Expense	**$631**	**$621**	**$622**	**0%**

- Expenses remained flat overall in 2012
- Salary growth is modest, but focused on Wealth & Commercial Card
- Efficiency ratio in 2012 of 59.3% compares to 62.8% for top 50 U.S. banks and 64.6% for peers*

Peer banks include: ASBC, BOKF, CYN, CFR, FMER, MBFI, PVTB, TCB, UMBF, WTFC and ZION
*Source: SNL Financial; Top 50 U.S. banks by asset size at 12/31/2012

FINANCIAL HIGHLIGHTS QTD – MARCH 31, 2013

$ millions, except EPS	1Q2012	1Q2013	% change
Net Income	$66	$61	(7)%
Return on Assets	1.29%	1.13%	(12)%
Return on Equity	12.04%	11.38%	(5)%
Efficiency Ratio	58.91%	61.76%	(5)%
Average Loans	$9,214	$9,880	7%
Average Deposits	$16,594	$18,081	9%
Diluted EPS	$0.70	$0.67	(4)%

EXECUTING AGAINST OUR CORPORATE PRIORITIES: INNOVATION AND CONTINUOUS IMPROVEMENT

- Embracing One Commerce, Super Community approach
- Executing disciplined sales processes
- Achieving continuous cost / support efficiencies


Continuous improvement
Innovation & investment

- Investing in distinctive, high return businesses
- Innovating on products and services
- Expanding our geographic reach

Our People:
Engaged team. Consistent execution. Accountability.
Rich development opportunities for high performers.

RECORD NET INCOME AND EPS GROWTH



Earnings Per Share
Net Income
Net Income
$ 000s
Earnings per Share
$300
$250
$200
$150
$100
$50
$3.00
$2.50
$2.00
$1.50
$1.00
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Dividends per share	$0.48	$0.59	$0.65	$0.70	$0.75	$0.78	$0.79	$0.81	$0.83	$0.88

Including special dividend = **$2.31**

45th consecutive year of dividend growth
3rd consecutive year of strong EPS growth

All data restated for 5% stock dividend distributed in December 2012
Source: SNL Financial

STEADY SHAREHOLDER RETURNS IN A HIGHLY VOLATILE MARKET

Total shareholder returns*
Indexed, 3/31/2003 = 100



280
260
240
220
200
180
160
140
120
100
80
60
40
2002
2004
2006
2008
2010
2012
COMMERCE BANK
S&P 500 INDEX
NASDAQ BANKS
KBW BANK INDEX

Annualized Total shareholder returns*
Percent

	1 yr	3 yr	5 yr	10 yr
CBSH	**12.7%**	**8.7%**	**7.9%**	**9.0%**
S&P 500	14.0%	12.7%	5.8%	8.5%
NASDAQ Banks	16.2%	6.0%	(1.6%)	2.1%
KBW Bank Index	15.6%	4.5%	(4.5%)	0.5%

Consistent, positive returns to shareholders.
Significant outperformance relative to bank stocks.

*Assumes reinvested dividends; multi-year returns are annualized; includes special dividend effective 11/28/2012
Source: Bloomberg

We ask, listen and solve.

Commerce Bancshares, Inc.

B. | D.A. Davidson & Co. Research Report - CBSH

D.A. Davidson & Co.

member SIPC

Institutional Equity Research

April 11, 2013

Commerce Bancshares, Inc.

CBSH * - NYSE

Rating:	**Buy**
Price: (4/11/13)	$39.12
Price Targets: 12-18 month:	$44
5-year:	↑ $55

Industry:
Banks & Thrifts

Jeff Rulis
503.603.3025
jrulis@dadco.com

Matt Hollands
Research Associate
503.603.3098
mhollands@dadco.com

NIM Pressure Stings A Bit, But Growth & Cost Control Ease Pain. Reducing EPS Estimates, Maintaining BUY Rating.

- **Commerce reported Q1'13 earnings of $0.67** per share versus our estimate of $0.72 and the Street of $0.68. The miss was a result of a decline in spread income and a loss in the securities portfolio. Absent the securities loss, reported EPS would have been closer to $0.69. The stumble on margins masked positives of reduced operating expenses, a further reduction in problem loans and double-digit annualized loan growth.
- **Net interest income fell sequentially by $10.9 million**, and was $12.9 million below our forecast. A decline in interest from inflation-protected securities and an additional decline in loan interest drove the NIM drop. Margins slipped by 28bp LQ, falling to 3.07% during the quarter, exceeding our margin compression expectation of 5bp. The CPI had a positive print thus far in Q2, suggesting the inflation related securities could lift NIM if trends hold.
- **Operating expenses of $155.0 million fell 2.0% linked quarter**, with salaries and benefits alone down $3.7 million sequentially as several compensation items reset from the prior quarter. The bank continues to mull ways to tighten the belt on its retail network, potentially looking at branch consolidation as one avenue.
- **The NPA/TA ratio continued the descent, now at 27bp.** Non performing loans declined $6.7 million, a 13% drop, and based on watch list reductions and general credit trends, we expect more reductions going forward. NCOs of $7.8 million (mostly card losses) exceeded a reduced LLP of $3.3 million. However, reserve coverage on NPLs improved from 336% to 376% during the quarter.
- **Average loan balances expanded by 10.3%** annualized. Solid growth in the consumer (5.5% LQ) and C&I (3.8%) segments drove the solid increase in the quarter. Construction and personal real estate balances also increased, offsetting modest runoff in the HELOC category. Average deposits grew by $735 million.
- **We are lowering our 2013 and 2014 EPS estimates** from $2.90 and $3.10 to $2.85 (essentially the variance this quarter) and $3.05, respectively. A lower expected margin drove the decrease, however, lower credit and operating costs, plus slightly higher projected loan totals, helped offset the revision partially.
- **Higher loan balances can help soak up NIM dip.** The margin compression is disappointing, but not completely unforeseen. Fortunately, the bank may be able to offset some of the lower yields with higher volume (increased loans) and reduced operating expenses. Credit remains a non-issue (in a good way) and ROA and ROE held above 1% and 11%, respectively. We are maintaining our target of $44, which equals 14.4x and 1.64x our 2014 EPS and TBV estimates. Accordingly, we rate the shares **BUY**.

Valuation Data

Long-term growth rate (E)	10%
Equity/Assets (3/31/13)	9.8%
Book Value per share (3/31/13)	$24.02
Tangible BV per share (3/31/13)	$22.53
Price/Tangible Book Value	173.6%
Dividend (yield)	$0.88 (2.2%)
Return on Equity (3/31/13)	11.4%

Trading Data

Shares outstanding (M)	90.4
Market Capitalization ($M)	$3,538.2
52-week range	$34.45 - $40.93
Average daily volume (3 mos.) (K)	457.7
Float	84.2%
Index Membership	n.a.

FY (Dec)		2012A	2013E	Previous	2014E	Previous
Revenue ($M)	Q1 (Mar)	$258.4	**$248.1 A**	$263.4	n.a.	n.a.
	Q2 (Jun)	$267.3	**$255.6 E**	$261.2	n.a.	n.a.
	Q3 (Sep)	$257.9	**$257.1 E**	$263.2	n.a.	n.a.
	Q4 (Dec)	$260.8	**$261.0 E**	$267.2	n.a.	n.a.
		$1,044.4	**$1,021.8 E**	$1,055.0	**$1,054.0**	$1,077.8
Price/Revenue		*3.4x*	*3.4x*		*3.3x*	
EPS	Q1 (Mar)	$0.70	**$0.67 A**	$0.72	n.a.	n.a.
	Q2 (Jun)	$0.76	**$0.71 E**	NC	n.a.	n.a.
	Q3 (Sep)	$0.71	**$0.72 E**	NC	n.a.	n.a.
	Q4 (Dec)	$0.72	**$0.75 E**	NC	n.a.	n.a.
		$2.90	**$2.85 E**	$2.90	**$3.05**	$3.10
Price/EPS		*13.5x*	*13.7x*		*12.8x*	

Price Chart


NasdaqGS:CBSH - Share Pricing
43.00
42.00
41.00
40.00
39.00
38.00
37.00
36.00
35.00
34.00
33.00
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
2013
Feb
Mar
Apr
NasdaqGS:CBSH - Volume
6,000k
4,000k
2,000k
0k

Source: Capital IQ

Company Description:
Kansas City, MO – Commerce Bancshares, Inc. is a registered bank holding company offering a diversified line of financial services, including business and personal banking, wealth management and estate planning, and investments through its affiliated companies. The company operates in 360 locations across Missouri, Kansas, Illinois, Oklahoma and Colorado and also has operating subsidiaries involved in mortgage banking, credit-related insurance, venture capital, and real estate activities.

Potential Risks:

- Deterioration in asset quality.
- Loan demand remains sluggish, resulting in margin pressure brought on by an increasingly greater share of lower yielding securities in the earning asset mix.
- Further regulatory action straining fee income.

Commerce Bancshares, Inc.
CBSH

Financial Data (in 000's, except PS)
FYE Dec

INCOME STATEMENT	2011Y	2012Q1	2012Q2	2012Q3	2012Q4	2012Y	2013Q1e	2013Q2e	2013Q3e	2013Q4e	2013Ye	2014Ye
Net Interest Income	606,870	158,737	165,135	153,611	161,252	639,988	150,343	154,145	154,973	155,154	614,615	628,588
Loan Loss Provision	51,515	8,185	5,215	5,581	9,226	27,287	3,285	3,000	2,800	2,800	11,885	10,000
Net Interest Income After Provision	594,555	151,572	159,888	148,230	152,027	612,818	147,058	151,140	152,173	152,554	602,930	628,088
Bank card transaction fees	157,077	34,733	39,434	39,489	41,542	154,197	38,950	39,321	40,107	43,910	161,899	165,100
Trust fees	88,313	22,814	23,833	23,681	24,381	94,879	25,188	25,109	25,210	26,245	100,827	101,088
Deposit account charges & other fees	82,661	18,339	18,875	18,873	20,301	78,489	18,712	18,818	18,828	18,433	74,288	74,488
Capital market fees	19,846	6,971	5,818	5,118	4,075	21,098	4,391	4,347	4,304	4,261	17,302	17,213
Consumer brokerage services	10,818	2,528	2,578	2,441	2,619	10,182	2,888	2,873	2,888	2,846	10,994	10,531
Loan fees and sales	7,880	1,381	1,788	1,288	1,412	6,037	1,473	1,468	1,488	1,451	5,848	5,775
Investment securities gains, net	10,812	4,840	1,336	3,188	-3,728	4,828	-2,168	900	900	900	535	3,888
Other	27,432	6,742	8,282	8,871	9,008	34,004	8,806	8,840	8,085	8,830	36,852	38,482
Total Noninterest Income	403,129	98,823	102,153	104,183	99,501	404,488	97,713	101,458	102,180	105,074	407,234	415,158
Salaries & benefits	365,925	89,503	87,511	89,393	96,555	362,968	90,881	91,335	91,793	92,251	366,393	371,590
Occupancy, equipment, data, supplies	158,227	38,531	40,853	41,343	40,972	161,880	40,458	40,880	40,968	41,068	162,353	165,060
Marketing	18,767	3,822	4,488	4,188	2,716	15,188	3,268	3,378	3,380	3,410	13,537	13,707
Deposit insurance	13,120	3,520	2,818	2,888	2,092	10,438	2,767	2,781	2,795	3,889	11,151	11,291
Other	82,767	15,395	21,888	16,149	17,244	70,228	17,573	17,748	17,925	18,108	71,349	73,056
Total Noninterest Expense	637,200	159,481	158,349	153,281	159,277	618,483	155,007	155,900	156,780	157,042	625,347	628,724
Net Income Before Taxes	381,895	88,734	105,792	98,840	96,221	399,028	89,733	96,704	97,863	100,787	394,787	412,308
Income Taxes	121,412	32,920	34,488	32,155	27,628	131,780	28,925	31,429	31,708	32,756	134,819	135,402
Effective Tax Rate (%)	31.8	33.9	32.6	32.5	28.3	31.9	32.2	32.5	32.5	32.6	32.4	33.0
Net Income	268,823	65,814	71,238	66,788	68,003	271,408	60,808	65,275	65,665	68,031	260,388	274,907
Less non-controlling interest expense	3,280	1,015	583	789	-188	2,118	-209	800	800	800	2,191	3,200
Net Income Attributable To CBSH	256,302	65,799	70,733	66,808	66,793	269,328	61,017	64,475	65,065	67,231	257,778	271,707
EPS Available To Common SH	**2.89**	**0.70**	**0.78**	**0.71**	**0.72**	**2.90**	**0.67**	**0.71**	**0.72**	**0.75**	**2.85**	**3.08**
EPS Growth (year-over-year) (%)	*17.4*	*11.1*	*5.6*	*2.5*	*5.1*	*0.0*	*-4.7*	*-9.7*	*0.0*	*2.2*	*-1.8*	*7.7*
Average Diluted Shares	94,731,825	93,383,800	92,055,888	91,551,688	90,999,000	91,887,588	90,444,000	89,591,780	88,541,621	88,094,112	89,767,828	88,203,171
Shares Outstanding (Actual)	93,388,774	93,013,888	91,887,988	91,088,811	91,414,308	91,414,308	90,736,038	90,286,343	88,833,916	88,384,747	89,384,747	88,480,800
Book Value Per Share ($, based on total equity)	23.24	23.84	24.28	25.08	23.70	22.76	24.02	24.88	25.22	25.80	25.89	28.29
Tangible BV Per Share ($, based on common equity)	21.76	22.18	22.78	23.66	22.27	22.27	22.58	23.15	23.78	24.43	24.43	26.86
Dividend Per Share ($)	0.834	0.219	0.219	0.219	1.040	2.305	0.219	0.219	0.219	0.219	0.879	0.919
Dividend Payout (%)	*31.7*	*31.2*	*28.6*	*30.7*	*227.5*	*79.4*	*32.8*	*30.8*	*30.4*	*29.2*	*30.8*	*29.8*
BALANCE SHEET												
Gross Loans	9,177,478	9,347,971	9,378,915	9,839,845	9,831,304	9,831,384	9,960,898	10,097,138	10,213,308	10,301,219	10,301,219	10,916,122
Earning Assets	18,284,132	15,254,388	19,484,289	19,817,859	20,744,173	20,744,173	20,786,288	21,035,704	21,277,720	21,523,373	21,522,373	22,537,754
Total Assets	20,848,387	20,526,917	20,142,881	20,879,768	22,159,584	22,159,584	22,277,209	22,499,079	22,758,620	22,818,851	22,978,851	24,164,549
Deposits	16,799,883	16,771,793	16,831,833	16,940,838	18,348,663	18,348,663	18,514,867	18,700,016	18,887,016	19,075,886	19,075,886	19,648,160
Equity	2,168,847	2,185,308	2,226,551	2,302,408	2,167,127	2,167,127	2,175,146	2,218,048	2,265,228	2,312,885	2,312,885	2,503,534
AVG BALANCE SHEET												
Average Gross Loans	9,271,122	9,292,147	9,246,336	9,457,718	9,602,230	8,517,288	9,880,333	10,038,812	10,155,222	10,272,262	10,086,832	10,574,678
Average Earning Assets	18,322,285	19,283,282	19,384,532	19,208,814	20,030,580	18,858,355	20,729,418	20,900,986	21,156,712	21,488,547	21,046,817	22,030,584
Average Assets	19,388,400	20,469,712	20,548,252	20,517,368	21,286,180	21,196,284	21,926,494	22,362,644	22,627,499	22,888,295	22,450,981	23,560,100
Average Deposits	15,888,185	16,594,171	15,737,888	16,625,265	17,346,008	17,325,035	18,080,829	18,607,441	18,780,516	18,981,451	18,616,757	18,262,024
Average Equity	2,189,832	2,188,147	2,223,381	2,268,871	2,285,905	2,284,184	2,174,185	2,167,486	2,242,538	2,288,057	2,226,814	2,408,210
ASSET QUALITY												
Nonaccrual Loans	75,482	88,875	62,177	55,261	51,410	51,418	44,739	42,000	40,000	38,000	38,333	35,000
OREO	18,321	18,585	26,085	16,234	13,453	13,453	14,181	15,000	16,000	15,000	15,333	15,000
Total NPAs	93,803	87,480	82,272	73,495	64,863	64,863	68,920	57,000	56,000	53,000	53,333	45,000
Total NPAs/ Assets (%)	0.45	0.43	0.48	0.35	0.29	0.29	0.27	0.25	0.25	0.23	0.23	0.19
Loan Loss Reserve	184,532	181,532	176,533	175,833	172,532	172,532	168,032	166,000	164,000	162,000	162,000	162,000
Reserves/ Loans (%)	2.01	1.98	1.88	1.62	1.75	1.75	1.68	1.64	1.61	1.57	1.57	1.60
Reserves/ NPLs (%)	244	264	287	317	336	336	376	386	410	426	426	463
Net Charge-offs (Recoveries)	64,521	11,785	8,214	9,882	10,606	38,287	7,785	5,032	4,800	4,800	22,217	10,000
NCOs/ Avg Loans (%)	0.70	0.49	0.36	0.39	0.46	0.41	0.32	0.20	0.19	0.19	0.22	0.09
KEY RATIOS												
Equity/ Assets (%)	10.49	10.69	10.73	11.03	9.79	9.79	9.79	9.87	9.96	10.05	10.05	10.36
Return On Average Assets (%)	1.32	1.29	1.38	1.28	1.25	1.27	1.13	1.15	1.15	1.17	1.15	1.15
Return On Average Equity (%)	12.15	12.04	12.88	11.57	11.67	12.32	11.28	11.74	11.60	11.75	11.58	11.28
Net Interest Margin (%), as reported	3.66	3.45	3.55	3.39	3.35	3.41	3.07	3.10	3.09	3.05	3.08	3.06
Net Interest Margin (%), calculated	3.52	3.31	3.41	3.18	3.22	3.28	2.98	2.95	2.93	2.90	2.92	2.90
Efficiency Ratio (%)	58.6	58.2	58.5	59.5	58.0	58.2	62.5	61.0	61.0	60.4	61.2	60.1
Loan/ Deposit (%)	55	55	56	57	54	54	54	64	54	54	54	56
LOAN COMPOSITION												
Commercial/business	2,808,265	2,928,237	2,893,867	3,088,969	3,134,807	3,134,807	3,210,000	3,284,000	3,328,280	3,385,969	3,385,969	3,531,700
	31%	32%	32%	32%	32%	32%	32%	32%	33%	33%	32%	32%
CRE- construction & land	388,880	378,942	348,848	306,113	360,386	356,388	366,000	370,475	376,032	381,573	381,573	406,786
	4%	4%	4%	3%	4%	4%	4%	4%	4%	4%	4%	4%
CRE- business	2,183,190	2,283,886	2,156,838	2,180,266	2,214,975	2,214,975	2,249,000	2,261,200	2,262,496	2,273,769	2,273,769	2,410,104
	24%	24%	23%	23%	23%	23%	22%	22%	22%	22%	22%	22%
Real estate- personal	1,428,777	1,458,467	1,581,178	1,556,754	1,584,859	1,584,859	1,600,000	1,600,000	1,616,040	1,624,120	1,624,120	1,717,447
	16%	16%	16%	16%	16%	16%	16%	16%	16%	16%	16%	16%
Consumer	2,273,738	2,298,939	2,346,782	2,454,684	2,540,753	2,546,753	2,577,806	2,603,463	2,629,497	2,655,792	2,655,792	2,762,024
	25%	25%	25%	25%	28%	26%	26%	26%	26%	26%	26%	26%
Total Gross Loans	9,177,479	9,347,971	9,378,915	9,839,845	9,831,304	9,831,384	9,960,898	10,097,138	10,213,308	10,301,219	10,301,219	10,916,122

Required Disclosures

D.A. Davidson & Co. expects to receive, or intends to seek, compensation for investment banking services from this company in the next three months.

D.A. Davidson & Co. is a full service investment firm that provides both brokerage and investment banking services. Jeff Rulis and Matt Hollands, the research analysts principally responsible for the preparation of this report, will receive compensation that is based upon (among other factors) D.A. Davidson & Co.'s investment banking revenue. However, D.A. Davidson & Co.'s analysts are not directly compensated for involvement in specific investment banking transactions.

We, Jeff Rulis and Matt Hollands, attest that (i) all the views expressed in this research report accurately reflect our personal views about the common stock of the subject company, and (ii) no part of our compensation was, is, or will be, directly or indirectly, related to the specific recommendations or views expressed in this report.

Ratings Information

D.A. Davidson & Co. Institutional Research Ratings	Buy	Neutral	Underperform
Risk adjusted return potential	Over 15% total return expected on a risk adjusted basis over next 12-18 months	>0-15% return potential on a risk adjusted basis over next 12-18 months	Likely to remain flat or lose value on a risk adjusted basis over next 12-18 months
Distribution of Ratings (as of 12/31/12)	**Buy**	**Hold**	**Sell**
Corresponding Institutional Research Ratings and Distribution	Buy 54%	Neutral 43%	Underperform 3%
Distribution of companies from whom D.A. Davidson & Co. has received compensation for investment banking services in last 12 mos.			
Institutional Coverage	7%	5%	0%


DA Davidson & Co ratings for CBSH (COMMERCE BANCSHARES INC)
Closing Price Apr 10, 2013: $40.52
01/18/13
B:$36.98
T: $42
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Legend:
B=Buy, T=Price Target
Initiated/Resumed BUY
© Investars.com

D.A. Davidson & Co.'s Institutional Research Rating Scale (maintained since 7/9/02): Buy, Neutral, Underperform

Target prices are our Institutional Research Department's evaluation of price potential over the next 12-18 months and 5 years, based upon our assessment of future earnings and cash flow, comparable company valuations, growth prospects and other financial criteria. Certain risks may impede achievement of these price targets including, but not limited to, broader market and macroeconomic fluctuations and unforeseen changes in the subject company's fundamentals or business trends.

Other Disclosures

Information contained herein has been obtained by sources we consider reliable, but is not guaranteed and we are not soliciting any action based upon it. Any opinions expressed are based on our interpretation of data available to us at the time of the original publication of the report. These opinions are subject to change at any time without notice. Investors must bear in mind that inherent in investments are the risks of fluctuating prices and the uncertainties of dividends, rates of return and yield. Investors should also remember that past performance is not necessarily an indicator of future performance and D.A. Davidson & Co. makes no guarantee, express or implied, as to future performance. Investors should note this report was prepared by D.A. Davidson & Co.'s Institutional Research Department for distribution to D.A. Davidson & Co.'s institutional investor clients and assumes a certain level of investment sophistication on the part of the recipient. Readers, who are not institutional investors or other market professionals, should seek the advice of their individual investment advisor for an explanation of this report's contents, and should always seek such advisor's advice before making any investment decisions. Further information and elaboration will be furnished upon request.